Exhibit 2.4

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of January 20, 2021, is by and among S&P Global Inc., a New York corporation (“Parent”), Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares and wholly-owned, direct subsidiary of Parent (“Merger Sub”), and IHS Markit Ltd., a Bermuda exempted company limited by shares (the “Company”).

W I T N E S S E T H:

WHEREAS, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of November 29, 2020 (the “Merger Agreement”);

WHEREAS, Section 8.3 of the Merger Agreement provides that any amendment to the Merger Agreement must be made by an instrument in writing and signed on behalf of each of Parent, Merger Sub and the Company; and

WHEREAS, Parent, Merger Sub and the Company desire to amend the Merger Agreement pursuant to Section 8.3 thereof as set forth herein.

NOW THEREFORE, in consideration of the covenants set forth herein, and for other good and valuable consideration, Parent, Merger Sub and the Company hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

SECTION 2. Amendment to the Merger Agreement. Section 3.1(d)(ix)(E) of the Merger Agreement is hereby amended by making the following changes: (i) replace in clause (a) the reference to “December 1, 2019” with “December 1, 2018”; (ii) replace in clause (b) the reference to “December 1, 2020” with “December 1, 2019”; and (iii) replace in clause (c) the first reference to “December 1, 2021” with “December 1, 2020”.

SECTION 3. No Further Amendment. Except as and to the extent expressly modified by this Amendment, the Merger Agreement is not otherwise being amended, modified or supplemented. The Merger Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4. References to the Merger Agreement. Once this Amendment becomes effective, each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

SECTION 5. Miscellaneous Provisions. Sections 9.4, 9.5, 9.7, 9.8, 9.10, 9.11 and 9.12 of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

S&P GLOBAL INC.

By:	/s/ Douglas L. Peterson
Name: Douglas L. Peterson
Title: President & CEO

SAPPHIRE SUBSIDIARY, LTD.

By:	/s/ Alma Rosa Montanez
Name: Alma Rosa Montanez
Title: Director

IHS MARKIT LTD.

By:	/s/ Jonathan Gear
Name: Jonathan Gear
Title: Executive Vice President and Chief Financial Officer